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                                  EXHIBIT 21.1

The subsidiaries of Allied Holdings, Inc. and the place of incorporation or organization are as follows:

Allied Holdings, Inc. - Georgia
Allied Automotive Group, Inc. - Georgia
Allied Industries Incorporated - Georgia
Haul Risk Management Services, Inc. - Georgia
Link Information Systems, Inc. - Georgia
Allied Southwoods, Inc. - Georgia
Axis Group, Inc. - Georgia -
Allied Systems Ltd. (L.P.) - Georgia
A H Industries, Inc. - Canada
Inter Mobile, Inc. - Georgia
Legion Transportation, Inc. - Georgia
Automotive Transport Services, Inc. - Georgia
Auto Haulaway Company - Canada
Haul Insurance Limited - Cayman Islands
Allied ACS, Inc. - Florida
Axis International, Inc. - Georgia
Axis Truck Leasing, Inc. - Georgia
Axis North America, Inc. - Georgia
Kar-Tainer International Ltd. - Bermuda
Kar-Tainer International, Inc. - Florida
Kar-Tainer International (Pty) Ltd. - South Africa
Canadian Acquisition Corp. - Georgia
RC Management Corp. - Delaware
Allied Freight Broker, Inc. - Virginia
QAT, Inc. - Florida
OSHCO, Inc. - Florida
Terminal Service Co. - Washington
F.J. Boutell Driveway Co., Inc. - Michigan
RMX, Inc. - Delaware
Transport Support, Inc - Delaware.
Commercial Carriers, Inc. - Michigan
B&C, Inc. - Michigan


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